U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration December 17, 2025 Via Electronic Mail to: cflores@sableoffshore.com J. Caldwell Flores President and Chief Operating Officer Sable Offshore Corp. 845 Texas Ave. Ste 2920 Houston, TX 77002 Re: Determination of Interstate Classification Dear Mr. Flores: This responds to your letter of November 26, 2025 regarding the Las Flores Pipeline owned and operated by Sable Offshore Corp. (Sable). Your letter notifies the Pipeline and Hazardous Materials Safety Administration (PHMSA) that Sable has determined the pipeline to be an interstate pipeline facility under the Pipeline Safety Act (PSA) and requests PHMSA transition regulatory oversight from the California Office of the State Fire Marshal (OSFM) to PHMSA. As noted in your letter, portions of the Las Flores Pipeline (previously known as Lines 901 and 903) have been considered intrastate since 2016 and subject to regulatory oversight by OSFM pursuant to its certification with PHMSA under 49 U.S.C. § 60105(a). Prior to 2016, Lines 901 and 903 were considered interstate and regulated by PHMSA. The classification change in 2016 corresponded to the pipelines’ previous owner cancelling tariffs with the Federal Energy Regulatory Commission (FERC). In 2024, Sable acquired Lines 901 and 903 and other assets comprising the Las Flores Pipeline, including offshore pipelines transporting crude oil from the Outer Continental Shelf (OCS) and an onshore processing facility at Las Flores Canyon. Sable operates the Las Flores Pipeline assets as a single pipeline system transporting crude oil from the OCS to the Pentland Station terminal in Kern County, California. Upon receipt of your letter, PHMSA initiated a review of the Las Flores Pipeline. This review included an on-site inspection on December 9 through December 11, 2025. OSFM representatives accompanied PHMSA on the inspection. PHMSA also reviewed Sable’s written procedures and records and conducted field observations of the Las Flores facility, the pump stations at Gaviota and Sisquoc, the control room in Santa Maria, and the offshore Harmony platform. In addition, PHMSA reviewed the 2025 program inspections conducted by OSFM. For 1200 New Jersey Avenue SE Washington, D.C. 20590

2 the following reasons, PHMSA agrees with your determination that the Las Flores Pipeline is an interstate pipeline. The PSA authorizes PHMSA to prescribe and enforce minimum safety standards for pipeline transportation and for pipeline facilities.1 The PSA vests with PHMSA exclusive regulatory authority over interstate pipelines and preempts States from adopting or continuing in force safety standards for interstate pipelines.2 With respect to intrastate pipelines, the PSA provides a State authority may regulate the intrastate pipelines within its borders upon submission to PHMSA of an annual certification.3 Both the PSA and the Federal pipeline safety regulations define interstate and intrastate pipelines.4 An interstate pipeline is a pipeline or part of a pipeline used to transport hazardous liquids in interstate or foreign commerce; an intrastate pipeline is a hazardous liquid pipeline that is not an interstate pipeline. Determining whether a hazardous liquid pipeline is an interstate or intrastate pipeline requires a factual inquiry.5 To assist in that determination, PHMSA adopted Appendix A to 49 CFR Part 195 providing a statement of agency policy and interpretation on the delineation between Federal and State jurisdiction.6 In short, “if there is a tariff or concurrence filed with FERC governing the transportation of hazardous liquids over a pipeline facility . . . then [PHMSA] will, as a general rule, consider the facility to be an interstate pipeline facility within the meaning of the [PSA].” The absence of a FERC tariff generally means a pipeline is intrastate; however, in certain situations, PHMSA will consider a pipeline to be interstate despite the lack of a filing with FERC. Several examples of this are listed in Appendix A. As it relates to the Las Flores Pipeline, one example provides that a pipeline originating on the OCS will be considered an interstate pipeline even if the pipeline does not have a tariff with FERC.7 PHMSA’s evaluation of the Las Flores Pipeline confirms that it transports crude oil from the OCS to an onshore processing facility at Las Flores Canyon and continues the transportation of crude oil from Las Flores Canyon to Pentland, California. Consistent with Appendix A, the Las 1 49 U.S.C. § 60101 et seq. 2 49 U.S.C. § 60104(c). See Olympic Pipe Line Co. v. City of Seattle, 437 F.3d 872, 878 (9th Cir. 2006) (discussing how the “PSA differentiates between the regulation of interstate and intrastate hazardous liquid pipelines.”) 3 49 U.S.C. § 60105(a). OSFM has a certification with PHMSA to regulate intrastate hazardous liquid pipelines in California. 4 49 U.S.C. § 60101(a)(7), (a)(8)(B), (a)(10); 49 CFR § 195.2. See S. Pac. Pipe Lines Inc. v. DOT, 796 F.2d 539 (D.C. Cir. 1986) (finding PHMSA’s definition of interstate and intrastate pipelines reasonable under the PSA). 5 Transportation of Liquids by Pipeline, 46 Fed. Reg. 38,357, 38,359 (Jul. 27, 1981) (PHMSA’s predecessor agency (hereafter PHMSA) explained that it had “reviewed examples of what it believes are the most frequent and likely configurations of liquid pipelines and pipeline facilities and considered various ways of cataloging or classifying them as either interstate or intrastate.”); see also Shell Oil Co. v. City of Santa Monica, 830 F.2d 1052, 1064 (9th Cir. 1987) (noting that whether the pipeline was interstate or intrastate turned on a disputed issue of fact). 6 Transportation of Hazardous Liquids by Pipeline; Regulation of Intrastate Pipelines, 50 Fed. Reg. 15,895, 15,897 (Apr. 23, 1985). 7 49 CFR Part 195, App. A. “Example 7. Pipeline Company P operates a pipeline that originates on the Outer Continental Shelf. P does not file any tariff for that line with FERC. [PHMSA] will consider the pipeline to be an interstate pipeline facility.”

3 Flores Pipeline is an interstate pipeline.8 As portions of the Las Flores Pipeline were previously considered to be intrastate and regulated by OSFM, PHMSA is notifying OSFM that the Las Flores Pipeline is subject to the regulatory oversight of PHMSA. Please direct further correspondence on this matter to Dustin Hubbard, Director, Western Region, Office of Pipeline Safety, PHMSA, at (720) 963-3183. Sincerely, Linda Daugherty Acting Associate Administrator for Pipeline Safety cc: James Hosler, Chief, Pipeline Safety Division, OSFM Varun Shekhar, Shareholder, Babst Calland Clements & Zomnir, PC 8 PHMSA regulations consider the Las Flores Pipeline to be an “active” pipeline. See Pipeline Safety: Clarification of Terms Relating to Pipeline Operational Status, 81 Fed. Reg. 54,512 (Aug. 12, 2016) (“The regulations consider pipelines to be either active and fully subject to all relevant parts of the safety regulations or abandoned.”) LINDA GAIL DAUGHERTY Digitally signed by LINDA GAIL DAUGHERTY Date: 2025.12.17 07:56:55 -05'00'